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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-62222 of Piedmont Natural Gas Company, Inc., on Form S-3 of our report dated December 8, 2000 appearing in the Annual Report on Form 10-K of Piedmont Natural Gas Company, Inc., for the year ended October 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

                                      /s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
August 7, 2001